Exhibit 99.1

Landmark Infrastructure Partners LP Reports Second Quarter Results

El Segundo, California, August 6, 2020 (GLOBE NEWSWIRE) - Landmark Infrastructure Partners LP (“Landmark,” the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its second quarter financial results.

Highlights

•	Reported rental revenue of $13.8 million, a 1% increase year-over-year;
•	Net income attributable to common unitholders of $0.61 per diluted unit, FFO of $0.19 per diluted unit and AFFO of $0.33 per diluted unit;
•	Completed the sale of European outdoor advertising portfolio for a purchase price of £95 million in June 2020;
•	Completed the initial phase of the Dallas Area Rapid Transit (“DART”) project, with the deployment of more than 70 kiosks; and
•	Announced a quarterly distribution of $0.20 per common unit.

Discontinued Operations – Sale of European Outdoor Advertising Portfolio

On June 17, 2020, Landmark completed the sale of its interests in the joint venture that held its European outdoor advertising portfolio for a purchase price of £95 million, subject to certain adjustments.  Accordingly, for all prior periods presented, the related assets and liabilities were reclassified to assets and liabilities held for sale on the consolidated balance sheets, and the related operating results are presented as income from discontinued operations on the consolidated statement of operations for all periods presented.

Second Quarter 2020 Results

Rental revenue for the quarter ended June 30, 2020 was $13.8 million, an increase of 1% compared to the second quarter of 2019.  Net income attributable to common unitholders per diluted unit in the second quarter of 2020 was $0.61, compared to $0.23 in the second quarter of 2019.  Net income for the second quarter of 2020 included a gain on sale of assets of $15.7 million, which is included in income from discontinued operations, and net income for the second quarter of 2019 included a gain on sale of assets of $11.7 million.  FFO for the second quarter of 2020 was $0.19 per diluted unit, compared to $0.07 in the second quarter of 2019.  FFO included a $1.2 million unrealized loss on interest rate hedges and a $0.7 million foreign currency transaction loss in the second quarter of 2020, and a $4.0 million unrealized loss on interest rate hedges in the second quarter of 2019.  AFFO per diluted unit, which excludes certain items including unrealized gains and losses on our interest rate hedges, was $0.33 in the second quarter of 2020 compared to $0.33 in the second quarter of 2019.

For the six months ended June 30, 2020, the Partnership reported rental revenue of $27.7 million compared to $26.9 million during the six months ended June 30, 2019.  For the six months ended June 30, 2020, we generated net income of $17.3 million compared to $16.5 million during the six months ended June 30, 2019.  Net income attributable to common unitholders for the six months ended June 30, 2020 was $0.43 per diluted unit compared to $0.38 per diluted unit for the six months ended June 30, 2019.  For the six months ended June 30, 2020, we generated FFO of $0.20 per diluted unit and AFFO of $0.66 per diluted unit, compared to FFO of $0.20 per diluted unit and AFFO of $0.64 per diluted unit during the six months ended June 30, 2019.

“We were very pleased with our financial and operating results in the second quarter, especially in light of challenges in the outdoor advertising industry,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.  “We are also encouraged by the significant improvement in outdoor traffic data which bodes well for the recovery of the outdoor advertising industry.  With the steps we have taken to preserve liquidity and capital, including the recent sale of our European outdoor advertising portfolio, we believe that we are in a much better position today to navigate through this challenging environment.”

Quarterly Distributions

On July 24, 2020, the Board of Directors of the Partnership’s general partner declared a distribution of $0.20 per common unit, or $0.80 per common unit on an annualized basis, for the quarter ended June 30, 2020.  The distribution is payable on August 14, 2020 to common unitholders of record as of August 4, 2020.

On July 22, 2020, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.4375 per Series C preferred unit, which is payable on August 17, 2020 to Series C preferred unitholders of record as of August 3, 2020.

On July 22, 2020, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which is payable on August 17, 2020 to Series B preferred unitholders of record as of August 3, 2020.

On June 19, 2020, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.5000 per Series A preferred unit, which was paid on July 15, 2020 to Series A preferred unitholders of record as of July 1, 2020.

Capital and Liquidity

As of June 30, 2020, the Partnership had $58 million of outstanding borrowings under its revolving credit facility (the “Facility”), and approximately $392 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.

Recent Acquisitions

Year-to-date through June 30, 2020, the Partnership acquired a total of 7 assets for total consideration of approximately $1.3 million.  The acquisitions were immediately accretive to AFFO and funded primarily with borrowings under the Partnership’s existing credit facility.

At-The-Market (“ATM”) Equity Programs

Year-to-date through June 30, 2020, the Partnership issued 109,724 common units, 23,287 Series A preferred units and 84,139 Series B preferred units through its At-The-Market (“ATM”) issuance programs for gross proceeds of approximately $4.5 million.

Conference Call Information

The Partnership will hold a conference call on Thursday, August 6, 2020, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its second quarter 2020 financial and operating results.  The call can be accessed via a live webcast at https://edge.media-server.com/mmc/p/72k8hvp8, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 9368289.

A webcast replay will be available approximately two hours after the completion of the conference call through August 6, 2021 at https://edge.media-server.com/mmc/p/72k8hvp8.  The replay is also available through August 15, 2020 by dialing 855-859-2056 or 404-537-3406 and entering the access code 9368289.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.

Non-GAAP Financial Measures

FFO, is a non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trust (“NAREIT”).  FFO represents net income (loss) excluding real estate related depreciation and amortization expense, real estate related impairment charges, gains (or losses) on real estate transactions, adjustments for unconsolidated joint venture, and distributions to preferred unitholders and noncontrolling interests.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies.  FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions.  Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure.  The Partnership's computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure of operating performance used by many companies in the REIT industry.  AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP.  AFFO should not be considered an alternative to net earnings, as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the Partnership's performance.  The Partnership's computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs.  We calculate AFFO by starting with FFO and adjusting for general and administrative expense reimbursement, acquisition-related expenses, unrealized gain (loss) on derivatives, straight line rent adjustments, unit-based compensation, amortization of deferred loan costs and discount on secured notes, deferred income tax expense, amortization of above and below market rents, loss on early extinguishment of debt, repayments of receivables, adjustments for investment in unconsolidated joint venture, adjustments for drop-down assets and foreign currency transaction gain (loss).  The GAAP measures most directly comparable to FFO and AFFO is net income.

We define EBITDA as net income before interest expense, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain or loss on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, repayments of investments in receivables, foreign currency transaction gain (loss), adjustments for investment in unconsolidated joint venture and the capital contribution to fund our general and administrative expense reimbursement.  We believe that to understand our performance further, EBITDA and Adjusted EBITDA should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with GAAP, as presented in our consolidated financial statements.

EBITDA and Adjusted EBITDA are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and Adjusted EBITDA provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income (loss) and net cash provided by operating activities.  EBITDA and Adjusted EBITDA should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA and Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA and Adjusted EBITDA” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2019 and Current Report on Form 8-K filed with the Commission on February 27, 2020.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Marcelo Choi
Vice President, Investor Relations
(213) 788-4528
ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020(1)	2019(1)	2020(1)	2019(1)
Revenue
Rental revenue	$13,844	$13,687	$27,665	$26,902
Expenses
Property operating	354	270	863	856
General and administrative	1,223	1,455	2,711	2,924
Acquisition-related	86	162	91	204
Depreciation and amortization	4,301	3,259	7,903	6,615
Impairments	102	—	184	204
Total expenses	6,066	5,146	11,752	10,803
Other income and expenses
Interest and other income	96	112	271	446
Interest expense	(4,393)	(4,655)	(8,691)	(9,142)
Loss on early extinguishment of debt	—	—	(2,231)	—
Unrealized loss on derivatives	(481)	(3,570)	(6,684)	(5,728)
Equity income from unconsolidated joint venture	687	164	837	109
Gain on sale of real property interests	—	11,673	—	17,535
Total other income and expenses	(4,091)	3,724	(16,498)	3,220
Income from continuing operations before income tax expense (benefit)	3,687	12,265	(585)	19,319
Income tax expense (benefit)	(90)	3,112	(335)	3,122
Income from continuing operations	3,777	9,153	(250)	16,197
Income from discontinued operations, net of tax	14,856	112	17,511	278
Net income	18,633	9,265	17,261	16,475
Less: Net income attributable to noncontrolling interests	8	8	16	16
Net income attributable to limited partners	18,625	9,257	17,245	16,459
Less: Distributions to preferred unitholders	(3,037)	(3,021)	(6,097)	(5,915)
Less: General Partner's incentive distribution rights	—	(197)	—	(394)
Less: Accretion of Series C preferred units	(96)	(94)	(193)	(450)
Net income attributable to common unitholders	$15,492	$5,945	$10,955	$9,700
Income from continuing operations per common unit
Common units – basic	$0.02	$0.23	$(0.26)	$0.37
Common units – diluted	$0.02	$0.23	$(0.26)	$0.37
Net income per common unit
Common units – basic	$0.61	$0.23	$0.43	$0.38
Common units – diluted	$0.61	$0.23	$0.43	$0.38
Weighted average common units outstanding
Common units – basic	25,476	25,339	25,468	25,338
Common units – diluted	25,476	25,339	25,468	25,338
Other Data
Total leased tenant sites (end of period)	1,814	1,912	1,814	1,912
Total available tenant sites (end of period)	1,922	2,005	1,922	2,005

(1)

Prior period amounts have been revised to reflect classification of the European outdoor advertising portfolio as discontinued operations. As a result, operating results of the European outdoor advertising portfolio are presented as income from discontinued operations on the consolidated statements of operations for all periods presented.

Landmark Infrastructure Partners LP

Consolidated Balance Sheets

In thousands, except per unit data

(Unaudited)

	June 30, 2020	December 31, 2019(1)
Assets
Land	$107,455	$107,558
Real property interests	520,029	509,181
Construction in progress	41,655	49,116
Total land and real property interests	669,139	665,855
Accumulated depreciation and amortization of real property interests	(55,860)	(48,995)
Land and net real property interests	613,279	616,860
Investments in receivables, net	5,380	5,653
Investment in unconsolidated joint venture	62,062	62,059
Cash and cash equivalents	6,409	5,885
Restricted cash	3,103	5,619
Rent receivables	2,948	3,673
Due from Landmark and affiliates	2,058	1,132
Deferred loan costs, net	4,051	4,557
Deferred rent receivable	1,492	1,548
Other intangible assets, net	20,661	21,936
Assets held for sale (AHFS)	—	114,400
Right of use asset, net	6,500	6,615
Other assets	7,451	5,668
Total assets	$735,394	$855,605
Liabilities and equity
Revolving credit facility	$58,000	$179,500
Secured notes, net	278,377	217,098
Accounts payable and accrued liabilities	4,837	3,842
Other intangible liabilities, net	6,826	7,583
Liabilities associated with AHFS	—	64,627
Operating lease liability	6,723	6,766
Prepaid rent	5,758	5,391
Derivative liabilities	3,908	1,474
Total liabilities	364,429	486,281
Commitments and contingencies
Mezzanine equity
Series C cumulative redeemable convertible preferred units, 1,982,700 and 1,988,700 units issued and outstanding at June 30, 2020 and December 31, 2019, respectively	47,709	47,666
Equity
Series A cumulative redeemable preferred units, 1,745,328 and 1,722,041 units issued and outstanding at June 30, 2020 and December 31, 2019, respectively	40,785	40,210
Series B cumulative redeemable preferred units, 2,628,932 and 2,544,793 units issued and outstanding at June 30, 2020 and December 31, 2019, respectively	63,014	60,926
Common units, 25,478,042 and 25,353,140 units issued and outstanding at June 30, 2020 and December 31, 2019, respectively	380,860	382,581
General Partner	(160,323)	(162,277)
Accumulated other comprehensive income (loss)	(1,281)	17
Total limited partners' equity	323,055	321,457
Noncontrolling interests	201	201
Total equity	323,256	321,658
Total liabilities, mezzanine equity and equity	$735,394	$855,605

(1)

Prior period amounts have been revised to reflect classification of the European outdoor advertising portfolio as discontinued operations. As a result, assets and liabilities of the European outdoor advertising portfolio were reclassified to assets and liabilities held for sale on the consolidated balance sheets.

Landmark Infrastructure Partners LP

Real Property Interest Table

		Available Tenant Sites (1)			Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	701	907	75.9	(7)	847	26.3			$5,165	38%
Outdoor Advertising	522	678	86.6	(7)	655	16.5			3,333	23%
Renewable Power Generation	15	47	29.7	(7)	47	30.0			484	3%
Subtotal	1,238	1,632	75.3	(7)	1,549	22.4			$8,982	64%
Tenant Lease Assignment only (8)
Wireless Communication	117	169	46.7		149	15.4			$1,017	7%
Outdoor Advertising	33	36	61.7		34	12.5			231	2%
Renewable Power Generation	6	6	47.1		6	26.3			57	1%
Subtotal	156	211	49.2		189	15.2			$1,305	10%
Tenant Lease on Fee Simple
Wireless Communication	18	28	99.0	(7)	25	16.1			$162	1%
Outdoor Advertising	28	28	99.0	(7)	28	6.0			226	2%
Renewable Power Generation	14	17	99.0	(7)	17	29.1			1,612	12%
Digital Infrastructure	6	6	99.0	(7)	6	50.6			1,557	11%
Subtotal	66	79	99.0	(7)	76	18.2			$3,557	26%
Total	1,460	1,922	70.5	(9)	1,814	21.4			$13,844	100%
Aggregate Portfolio
Wireless Communication	836	1,104	66.8		1,021	24.5	92%	$1,991	$6,344	46%
Outdoor Advertising	583	742	77.1		717	15.9	97%	1,799	3,790	27%
Renewable Power Generation	35	70	35.7		70	29.0	100%	10,259	2,153	16%
Digital Infrastructure	6	6	99.0		6	50.6	100%	85,776	1,557	11%
Total	1,460	1,922	71.0	(9)	1,814	21.4	94%	$2,517	$13,844	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation, digital infrastructure, and aggregate portfolios as of June 30, 2020 were 3.2, 7.7, 16.7, 7.3 and 5.2 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended June 30, 2020. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 62 years.

Landmark Infrastructure Partners LP

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

In thousands, except per unit data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$18,633	$9,265	$17,261	$16,475
Adjustments:
Depreciation and amortization expense	4,547	3,456	8,439	6,973
Impairments	102	—	184	204
Gain on sale of real property interests, net of income taxes	(15,723)	(8,620)	(15,723)	(14,482)
Adjustments for investment in unconsolidated joint venture	292	797	1,083	1,777
Distributions to preferred unitholders	(3,037)	(3,021)	(6,097)	(5,915)
Distributions to noncontrolling interests	(8)	(8)	(16)	(16)
FFO attributable to common unitholders	$4,806	$1,869	$5,131	$5,016
Adjustments:
General and administrative expense reimbursement (1)	929	1,134	2,030	2,128
Acquisition-related expenses	117	368	432	495
Unrealized loss on derivatives	1,192	4,013	8,483	6,775
Straight line rent adjustments	208	159	377	269
Unit-based compensation	—	—	120	130
Amortization of deferred loan costs and discount on secured notes	616	770	1,205	1,528
Amortization of above- and below-market rents, net	(245)	(214)	(481)	(438)
Deferred income tax expense (benefit)	(9)	53	(308)	53
Loss on early extinguishment of debt	—	—	2,231	—
Repayments of receivables	101	124	243	274
Adjustments for investment in unconsolidated joint venture	39	(12)	77	25
Foreign currency transaction (gain) loss	728	47	(2,635)	68
AFFO attributable to common unitholders	$8,482	$8,311	$16,905	$16,323

FFO per common unit - diluted	$0.19	$0.07	$0.20	$0.20
AFFO per common unit - diluted	$0.33	$0.33	$0.66	$0.64
Weighted average common units outstanding - diluted	25,476	25,339	25,468	25,338

(1)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA and Adjusted EBITDA

In thousands

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income	$18,633	$9,265	$17,261	$16,475
Interest expense	4,631	4,692	9,332	9,180
Depreciation and amortization expense	4,547	3,456	8,439	6,973
Income tax expense	160	3,285	103	3,407
EBITDA	$27,971	$20,698	$35,135	$36,035
Impairments	102	—	184	204
Acquisition-related	117	368	432	495
Unrealized loss on derivatives	1,192	4,013	8,483	6,775
Loss on early extinguishment of debt	—	—	2,231	—
Gain on sale of real property interests	(15,723)	(11,673)	(15,723)	(17,535)
Unit-based compensation	—	—	120	130
Straight line rent adjustments	208	159	377	269
Amortization of above- and below-market rents, net	(245)	(214)	(481)	(438)
Repayments of investments in receivables	101	124	243	274
Adjustments for investment in unconsolidated joint venture	996	1,461	2,490	3,144
Foreign currency transaction (gain) loss	728	47	(2,635)	68
Deemed capital contribution to fund general and administrative expense reimbursement(1)	929	1,134	2,030	2,128
Adjusted EBITDA	$16,376	$16,117	$32,886	$31,549
Reconciliation of EBITDA and Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$10,633	$8,716	$20,096	$16,883
Unit-based compensation	—	—	(120)	(130)
Unrealized loss on derivatives	(1,192)	(4,013)	(8,483)	(6,775)
Loss on early extinguishment of debt	—	—	(2,231)	—
Depreciation and amortization expense	(4,547)	(3,456)	(8,439)	(6,973)
Amortization of above- and below-market rents, net	245	214	481	438
Amortization of deferred loan costs and discount on secured notes	(616)	(770)	(1,205)	(1,528)
Receivables interest accretion	—	3	—	6
Impairments	(102)	—	(184)	(204)
Gain on sale of real property interests	15,723	11,673	15,723	17,535
Adjustment for uncollectible accounts	(68)	—	(150)	(5)
Equity income from unconsolidated joint venture	687	164	837	109
Distributions of earnings from unconsolidated joint venture	(250)	(1,101)	(925)	(2,583)
Foreign currency transaction gain (loss)	(728)	(47)	2,635	(68)
Working capital changes	(1,152)	(2,118)	(774)	(230)
Net income	$18,633	$9,265	$17,261	$16,475
Interest expense	4,631	4,692	9,332	9,180
Depreciation and amortization expense	4,547	3,456	8,439	6,973
Income tax expense	160	3,285	103	3,407
EBITDA	$27,971	$20,698	$35,135	$36,035
Less:
Gain on sale of real property interests	(15,723)	(11,673)	(15,723)	(17,535)
Amortization of above- and below-market rents, net	(245)	(214)	(481)	(438)
Adjustments for investment in unconsolidated joint venture	—	—	—	—
Foreign currency transaction gain	—	—	(2,635)	—
Add:
Impairments	102	—	184	204
Acquisition-related	117	368	432	495
Unrealized loss on derivatives	1,192	4,013	8,483	6,775
Loss on early extinguishment of debt	—	—	2,231	—
Unit-based compensation	—	—	120	130
Straight line rent adjustment	208	159	377	269
Repayments of investments in receivables	101	124	243	274
Adjustments for investment in unconsolidated joint venture	996	1,461	2,490	3,144
Foreign currency transaction loss	728	47	—	68
Deemed capital contribution to fund general and administrative expense reimbursement (1)	929	1,134	2,030	2,128
Adjusted EBITDA	$16,376	$16,117	$32,886	$31,549

(1)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.